UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2016

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 14, 2016, Mr. Bradbury H. Anderson notified the Board of Directors (the “Board”) of Best Buy Co., Inc. ("Best Buy" or the "registrant") of his decision not to stand for re-election to the Board at the next Regular Meeting of Shareholders scheduled to be held on June 14, 2016 (the “2016 Meeting”) and to retire from the Board and all committees of the Board on which he serves, as described below, to be effective at the conclusion of the 2016 Meeting. The Board has accepted the resignation from Mr. Anderson.

Mr. Anderson has served as a director since March 2013 and is a member of the Finance and Investment Policy Committee. Mr. Anderson indicated that he declined to stand for re-election for personal reasons and did not indicate that he had any disagreements with the registrant.

Mr. Anderson was appointed to the Board as part of the registrant’s agreement with Mr. Richard Schulze, as described in Current Report on Form 8-K filed March 25, 2013, in which Mr. Schulze was entitled to nominate two directors for appointment to the Best Buy Board until he reaches the age of 75 (which occurred in January 2016).

(d) On March 14, 2016, the Board of the registrant elected Claudia F. Munce as a director, effective immediately. Ms. Munce is currently a venture advisor with New Enterprise Associates, a global venture capital firm, investing in technology and healthcare. Ms. Munce previously worked for IBM for over thirty years, serving in various technical and business leadership positions.

Ms. Munce has been appointed by the Board to serve on the Audit Committee and the Finance and Investment Policy Committee.

Ms. Munce will be compensated in accordance with the registrant’s standard compensation policies and practices for the Board, the components of which were disclosed in the registrant’s Proxy Statement for its 2015 Regular Meeting of Shareholders filed with the Securities and Exchange Commission on April 28, 2015, in the section titled “Director Compensation”.

There are no transactions or relationships between the registrant and Ms. Munce that are reportable under Item 404(a) of Regulation S-K.

Ms. Munce is expected to stand for election to the registrant's Board at the 2016 Regular Meeting of Shareholders.

Item 7.01	Regulation FD Disclosure.

On March 15, 2016, Best Buy issued a news release announcing the appointment of Ms. Munce to the Board and the upcoming retirement of Mr. Anderson from the Board as described above under Item 5.02. A copy of the news release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act, of the Securities Exchange Act of 1934, as amended.

Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

99.1
News release issued March 15, 2016. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 15, 2016	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
General Counsel and Secretary